UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 3, 2015

CHEVIOT FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35399	90-0789920
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3723 Glenmore Avenue, Cheviot, Ohio	45211
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (513) 661-0457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 3, 2015 Cheviot Financial Corp. (the “Company”) announced its earnings for the quarter and year ended December 31, 2014.  A copy of the press release is attached as Exhibit 99.1 to this report.  This release is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed.”

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2015, Thomas J. Linneman, the President and Chief Executive Officer of the Company and Cheviot Savings Bank (the “Bank”), retired from these positions effective February 6, 2015.

In connection with this retirement, on February 3, 2015, the Bank and Mr. Linneman entered into a severance agreement (the “Agreement”), which includes non-competition, non-solicitation and confidentiality provisions and a full and final release of claims, under which the Bank will pay Mr. Linneman a total of $765,330 in one or more payments on or before the 30th day following his retirement, and the Bank will pay Mr. Linneman’s additional medical and dental premiums for 18 months.

The compensation is paid in exchange for Mr. Linneman’s performance of his obligations under the Agreement, for the termination of his employment agreement, dated February 18, 2014, and his resignation from the Boards of Directors of the Company and Bank.  The Agreement is filed herewith as Exhibit 10.1.  The foregoing description of the Agreement does not purport to be complete and it is qualified in its entirety by reference to the copy of the form of such agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

In connection with Mr. Linnman’s retirement, Mark Reitzes, age 54, a member of the Board of Directors of the Bank and the Company, will serve as President and Chief Executive Officer on an interim basis, effective February 6, 2015.  Mr. Reitzes joined the Boards of Directors in July, 2014 after a 22 year career with The Huntington National Bank where he had served most recently as President of the Southern Ohio/Kentucky Region.  Prior to that, Reitzes served with KPMG LLP, the Office of Thrift Supervision, and Sunrise Savings Bank.

On February 3, 2015, the Company issued a press release regarding Mr. Linneman’s resignation and the appointment of Mr. Reitzes. A copy of the press release is attached as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Severance Agreement and Full and Full and Final Waiver, Release and Dismissal of all Claims between Cheviot Savings Bank and Thomas J. Linneman.

99.1	Press release dated February 3, 2015 announcing earnings for the three months and year ended December 31, 2014.

99.2	Press release dated February 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEVIOT FINANCIAL CORP.

DATE: February 3, 2015	By: /s/ Scott T. Smith
Scott T. Smith
Chief Financial Officer